UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 25, 2010
(March 19, 2010)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)  Compensatory Arrangements of Certain Officers

PNM Resources, Inc. (“PNMR” or the “Company”) reported the adoption of its new long term incentive program for officers (“Officer LTIP”) under the Company’s Second Amended and Restated Omnibus Performance Equity Plan (“PEP”) in its 2009 proxy statement and Current Report on Form 8-K filed May 26, 2009.  On March 19, 2010, PNMR’s board of directors (the “Board”) approved the recommendations of the Board Governance and Human Resources Committee (“BGHR Committee”) to continue to make the following types of awards pursuant to the 2010 Officer LTIP and PEP (percentages indicate relative allocations of each type of award):

●  Stock options (which vest in three equal installments on the first, second and third anniversaries of the grant date)—20%

●  Performance based restricted stock rights (based on certain adjusted cash earnings goals for the one-year performance period beginning on January 1, 2010 and ending on December 31, 2010 as determined in February 2011 with any such restricted stock rights beginning to vest in three equal installments on the first, second and third anniversaries of the determination date)—40%; and

●  Performance cash awards (based on the same adjusted cash earnings goal described immediately above as determined in February 2011 with any amounts payable by March 2011)—40%

To encourage a team approach to meeting Company objectives, fixed baseline awards (for stock options) and award opportunities (at threshold, target and maximum levels of adjusted cash earnings for performance based restricted stock and performance cash awards) are based only on officer level:  vice president, senior officers (senior vice presidents and executive vice presidents) and chief executive officer (“CEO”).  However, the BGHR Committee may also make discretionary awards of stock options to named executive officers (“NEOs”) based on past performance of up to 25% of applicable baseline stock option awards.  In 2010, the baseline stock option award is 65,000 for our CEO and 21,650 for our senior officers.

The table below describes the performance-based restricted stock rights and performance cash award opportunities available to our NEOs under our 2010 Officer LTIP based on achievement of certain levels of “Adjusted Cash Earnings” (as defined below) for the one-year performance period beginning on January 1, 2010 and ending on December 31, 2010.

For purposes of solely measuring performance under the performance-based restricted stock rights awards and performance cash awards, “Adjusted Cash Earnings” is defined as the amount of the Company’s net cash flow from operating activities (as reflected on the Company’s consolidated statement of cash flows) adjusted for certain items. Specific adjustments to the Company’s net cash flow from operating activities include the following:  (1) adding amounts received by the Company as principal payments on the Palo Verde lessor notes, (2) adding amounts received by the Company as Palo Verde 3 toll revenue, (3) including amounts attributable to Optim Energy, LLC cash earnings, (4) excluding changes in the Company’s working capital, and (5) excluding the impacts of the Valencia non-controlling interest.   The adjusted cash earnings levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated.

	Threshold Award	Target Award	Maximum Award
Level of Adjusted Cash Earnings	$275 M	$310 M	$345 M +
CEO Award: Restricted stock Performance cash	10,750 shares $172,000 cash	21,500 shares $344,000 cash	32,250 shares $516,000 cash
Senior Officers Awards: Restricted stock Performance cash	3,725 shares $55,250 cash	7,500 shares $110,500 cash	11,225 shares $165,750 cash

As previously reported in Current Reports on Form 8-K filed February 19, 2010 and December 11, 2009, effective March 1, 2010, Jeffry Sterba retired as CEO and Patricia Collawn became CEO.  Although Mr. Sterba was eligible to participate in the 2010 Officer LTIP and receive a pro rata award based on the two months in 2010 that he served as CEO, Mr. Sterba requested that he not be included in the 2010 Officer LTIP.  After due consideration (including the BGHR Committee recommendation to concur with his request), the Board decided to not include Mr. Sterba in the 2010 Officer LTIP.  Similarly, upon Mr. Sterba’s recommendation, the Board also decided that Mr. Sterba will not participate in the 2010 Officer Incentive Plan which was described in the Current Report on Form 8-K filed February 19, 2010.  On March 23, 2010, the BGHR Committee also clarified that Mr. Sterba will receive Board meeting attendance fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: March 25, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)